EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-98684 of WTC Industries, Inc. on Form S-8 of our report dated March 6, 1998 appearing in this Annual Report on Form 10-KSB of WTC Industries, Inc. for the year ended December 31, 1997.




Deloitte & Touche LLP


Minneapolis, Minnesota
March 25, 1998